Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS THIRD QUARTER 2008
FINANCIAL RESULTS

LOS ANGELES, October 27, 2008 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended September 30, 2008.

Significant Third Quarter and Recent Events

▪
During the third quarter, we completed new leases and renewals for approximately 313,000 square feet (including our pro rata share of our joint venture properties).  In Orange County, we leased approximately 100,000 square feet in the 3161 Michelson building at our Park Place campus in Irvine, California to Hyundai Motor Finance Company.

▪	During the third quarter, we completed the disposition of two office projects: Main Plaza and City Plaza, both in Orange County, California.

▪
On September 29, 2008, we announced the completion of a $100.0 million financing secured by Plaza Las Fuentes and the Westin® Pasadena Hotel and the extension and pay down of our construction loan on 3161 Michelson in the Park Place campus in Irvine, California.  Net proceeds from the financing totaled approximately $95 million, of which approximately $65 million was used to extend our three construction loans, including paying down principal balances, securing letters of credit, funding leasing reserves, and paying closing costs, leaving approximately $30 million available for general corporate purposes.

▪
On October 1, 2008, we announced the procurement of eighteen-month extensions on our 17885 Von Karman and 2385 Northside construction loans.  The 17885 Von Karman loan was extended to June 30, 2010, with the 2385 Northside loan now maturing on August 6, 2010.

Third Quarter 2008 Financial Results

▪
Net loss available to common stockholders for the quarter ended September 30, 2008 was $(72.5) million, or $(1.52) per share, compared to net income available to common stockholders of $81.7 million, or $1.74 per share, for the quarter ended September 30, 2007.  Our earnings in the third quarter of 2008 were negatively impacted by impairment charges totaling $21.8 million recorded in connection with the dispositions of City Plaza and Main Plaza.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended September 30, 2008 was a deficit of $(20.2) million, or $(0.42) per diluted share, compared to a deficit of $(2.7) million, or $(0.06) per diluted share, for the quarter ended September 30, 2007.  Our share of FFO before specified items was $1.8 million, or $0.04 per diluted share, for the quarter ended September 30, 2008, compared to $8.9 million, or $0.19 per diluted share, for the quarter ended September 30, 2007.

▪
For new leases completed during the quarter, cash rent growth for our Effective Portfolio was 20%, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent growth was 30% compared to prior GAAP rents.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarter ended September 30, 2008 was 47,773,575 due to our net loss position.  Our diluted number of common and common equivalent shares outstanding used to calculate FFO before specified items for the quarter ended September 30, 2008 was 47,778,955.

As of September 30, 2008, our portfolio was comprised of whole or partial interests in approximately 34 million square feet, consisting of 36 office and retail properties totaling approximately 20 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 45,000 vehicles.  We have two projects under development that total approximately 387,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 9 million square feet of office, hotel, retail, and residential development and approximately 8 million square feet of structured parking.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, October 28, 2008, to discuss the financial results of the third quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 68549517.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

A replay of the conference call will be available approximately two hours following the call through October 31, 2008.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 68549517.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 28, 2008.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share data)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Investments in real estate	$5,219,538	$5,439,044
Less: accumulated depreciation	(576,329)	(476,337)
Net investments in real estate	4,643,209	4,962,707

Cash and cash equivalents	141,091	174,847
Restricted cash	210,155	239,245
Rents and other receivables, net	22,931	30,422
Deferred rents	61,140	49,292
Due from affiliates	1,707	1,740
Deferred leasing costs and value of in-place leases, net	159,913	192,269
Deferred loan costs, net	33,471	38,725
Acquired above-market leases, net	21,582	28,058
Other assets	14,514	14,148
Investment in unconsolidated joint ventures	13,326	18,325
Total assets	$5,323,039	$5,749,778

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other secured loans	$4,874,471	$5,003,341
Accounts payable and other liabilities	210,185	202,509
Dividends and distributions payable	3,177	24,888
Capital leases payable	3,934	5,232
Acquired below-market leases, net	119,895	155,824
Total liabilities	5,211,662	5,391,794

Minority interests, with an aggregate redemption value of $39.8 million and $218.3 million as of September 30, 2008 and December 31, 2007, respectively	–	14,670
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,884,675 and 47,185,636 shares issued and outstanding at
September 30, 2008 and December 31, 2007, respectively	479	472
Additional paid-in capital	694,782	691,518
Accumulated deficit and dividends	(563,478)	(331,735)
Accumulated other comprehensive loss, net	(20,506)	(17,041)
Total stockholders’ equity	111,377	343,314
Total liabilities, minority interests and stockholders’ equity	$5,323,039	$5,749,778

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Revenue:
Rental	$84,432	$92,592	$256,710	$233,725
Tenant reimbursements	28,133	27,534	82,431	75,241
Hotel operations	6,301	6,705	20,168	19,954
Parking	13,034	12,369	40,154	34,190
Management, leasing and development services	1,518	1,716	5,332	6,586
Interest and other	2,159	3,869	8,901	8,829
Total revenue	135,577	144,785	413,696	378,525

Expenses:
Rental property operating and maintenance	33,211	33,566	97,661	85,509
Hotel operating and maintenance	4,102	4,208	13,084	12,598
Real estate taxes	12,886	13,435	39,993	33,114
Parking	4,519	3,173	12,675	9,802
General and administrative	9,052	8,973	52,797	27,888
Other expense	1,574	1,949	4,507	3,127
Depreciation and amortization	46,677	55,746	143,446	135,593
Interest	65,455	66,119	195,605	155,293
Loss from early extinguishment of debt	1,463	12,440	1,463	20,776
Total expenses	178,939	199,609	561,231	483,700

Loss from continuing operations before equity in net loss of unconsolidated joint venture and minority interests	(43,362)	(54,824)	(147,535)	(105,175)
Equity in net loss of unconsolidated joint venture	(98)	(485)	(762)	(1,723)
Minority interests allocated to continuing operations	–	8,146	10,625	16,453
Loss from continuing operations	(43,460)	(47,163)	(137,672)	(90,445)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	(24,298)	(6,867)	(83,502)	(22,476)
Gain on sale of real estate	–	161,497	–	195,387
Minority interests allocated to discontinued operations	–	(20,967)	3,729	(23,451)
(Loss) income from discontinued operations	(24,298)	133,663	(79,773)	149,460

Net (loss ) income	(67,758)	86,500	(217,445)	59,015
Preferred stock dividends	(4,766)	(4,766)	(14,298)	(14,298)

Net (loss) income available to common stockholders	$(72,524)	$81,734	$(231,743)	$44,717

Basic income (loss) per common share:
Loss from continuing operations available to common stockholders	$(1.01)	$(1.11)	$(3.20)	$(2.24)
(Loss) income from discontinued operations	(0.51)	2.85	(1.68)	3.20
Net (loss) income available to common stockholders	$(1.52)	$1.74	$(4.88)	$0.96
Weighted average number of common shares outstanding	47,773,575	46,870,588	47,458,332	46,710,150

Diluted income (loss) per common share:
Loss from continuing operations available to common stockholders	$(1.01)	$(1.11)	$(3.20)	$(2.24)
(Loss) income from discontinued operations	(0.51)	2.85	(1.68)	3.20
Net (loss) income available to common stockholders	$(1.52)	$1.74	$(4.88)	$0.96
Weighted average number of common and common equivalent shares outstanding	47,773,575	46,893,916	47,458,332	46,767,168

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Reconciliation of net (loss) income to funds from operations:

Net (loss) income available to common stockholders	$(72,524)	$81,734	$(231,743)	$44,717

Add: Depreciation and amortization of real estate assets	46,881	61,353	150,764	150,844
Depreciation and amortization of real estate assets -
unconsolidated joint venture (a)	2,675	2,434	7,355	7,313
Minority interests	–	12,821	(14,354)	6,998

Deduct: Gain on sale of real estate	–	161,497	–	195,387

Funds from operations available to common stockholders
and unit holders (FFO) (b)	$(22,968)	$(3,155)	$(87,978)	$14,485

Company share of FFO (c) (d)	$(20,158)	$(2,727)	$(77,219)	$12,511

FFO per share - basic	$(0.42)	$(0.06)	$(1.63)	$0.27
FFO per share - diluted	$(0.42)	$(0.06)	$(1.63)	$0.27

Weighted average number of common shares outstanding - basic	47,773,575	46,870,588	47,458,332	46,710,150
Weighted average number of common and common
equivalent shares outstanding - diluted	47,778,955	46,893,916	47,671,355	46,767,168

Reconciliation of FFO to FFO before specified items: (e)

FFO available to commons stockholders and unit holders (FFO)	$(22,968)	$(3,155)	$(87,978)	$14,485
Add: Loss from early extinguishment of debt included in continuing operations	1,463	12,440	1,463	20,776
Loss from early extinguishment of debt included in discontinued operations	1,801	991	1,801	9,882
Impairment of long-lived assets included in discontinued operations	21,796	–	73,694	–
Costs associated with strategic alternatives and management changes (f)	–	–	23,892	–

FFO before specified items	$2,092	$10,276	$12,872	$45,143

Company share of FFO before specified items (c) (d)	$1,836	$8,883	$11,236	$39,008

FFO per share before specified items - basic	$0.04	$0.19	$0.24	$0.84
FFO per share before specified items - diluted	$0.04	$0.19	$0.24	$0.83
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs May not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO May not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% and 86.4% for the three months ended September 30, 2008 and 2007, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 87.4% and 86.4% for the nine months ended September 30, 2008 and 2007, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to it maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

(f)
Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine funds generated by our ongoing business operations.